Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements of Syniverse Holdings, Inc. (“Syniverse”) are based on the historical financial statements of Syniverse and BSG Wireless, which have been prepared to illustrate the effect of Syniverse’s BSG Wireless acquisition and related financing transactions. The unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to the BSG Wireless acquisition as if it had occurred on September 30, 2007. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the BSG Wireless acquisition as if it had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial information and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated on the dates indicated above, nor are they necessarily indicative of our future results of operations or financial position.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information is based upon currently available information, assumptions and estimates, which we believe are reasonable. These assumptions and estimates, however, are subject to change as additional information is obtained. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma information.

Because the selected unaudited pro forma condensed consolidated financial information is based upon BSG Wireless’ operating results during the period when BSG Wireless was not under the control, influence or management of Syniverse, the information presented may not be indicative of the results for the year ended December 31, 2006 or the nine months ended September 30, 2007 that would have actually occurred had the acquisition been consummated as of January 1, 2006, nor is it indicative of our future financial or operating results of the combined entity.

Additionally, the statements of operations for BSG Wireless do not conform to our presentation of costs and expenses. However, we do not have sufficient detail available to make line item reclassifications so that the pro forma information is consistent with our historical financial statements.

The unaudited pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated financial information included in this Form 8-K and should be read in conjunction with the audited historical consolidated financial statements and the accompanying notes contained in Syniverse’s Form 10-K for the year ended December 31, 2006, the unaudited historical condensed consolidated financial statements and the accompanying notes contained in Syniverse’s Form 10-Q for the nine months ended September 30, 2007, the audited consolidated financial statements of BSG Wireless as of and for the year ended December 31, 2006 and the accompanying notes included in this Form 8-K and the unaudited consolidated statements of operations of BSG Wireless for the nine months ended September 30, 2007 and consolidated balance sheet of BSG Wireless as of September 30, 2007 and related notes of BSG Wireless included in this Form 8-K.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As Of September 30, 2007

(Dollars in thousands)

	Syniverse Holdings, Inc. Historical	BSG Wireless Historical	Pro Forma Adjustments		Syniverse Holdings, Inc. Pro Forma
ASSETS
Current assets:
Cash	$42,042	$17,576	$(13,788)	A	$45,830
Accounts receivable, net of allowances	77,528	9,469	—		86,997
Related-party receivables	—	2,068	(2,068)	B	—
Prepaid and other current assets	11,374	1,182	—		12,556

Total current assets	130,944	30,295	(15,856)		145,383

Property and equipment, net	43,062	28,713	(27,943)	C	43,832
Capitalized software, net	50,224	—	13,610	D	63,834
Deferred costs, net	14,823	2,287	4,893	E	22,003
Goodwill	395,193	198,275	31,262	F	624,730
Identifiable intangibles, net:	172,727	23,426	37,274	G	233,427
Other assets	890	—	—		890

Total assets	$807,863	$282,996	$43,240		$1,134,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,027	$645	$—		$4,672
Related-party payables	—	6,865	(6,865)	B	—
Accrued payroll and related benefits	10,279	—	—		10,279
Accrued interest	1,836	—	—		1,836
Other accrued liabilities	29,961	5,550	8,696	H	44,207
Current portion of long-term debt	840	6,207	(3,307)	I	3,740

Total current liabilities	46,943	19,267	(1,476)		64,734

Long-term liabilities:
Deferred tax liabilities	22,337	6,494	8,924	J	37,755
Pension liabilities	—	5,927	—		5,927
7 3/4 senior subordinated notes due 2013	175,000	—	—		175,000
Long-term debt, less current maturities	111,160	108,617	178,483	I	398,260
Other long-term liabilities	817	—	—		817

Total long-term liabilities	309,314	121,038	187,407		617,759

Stockholders’ equity:
Convertible preferred equity securities	—	108,661	(108,661)	K	—
Common stock	68	9,238	(9,238)	K	68
Additional paid-in capital	462,018	30,985	(30,985)	K	462,018
Accumulated deficit	(11,775)	(26,121)	26,121	K	(11,775)
Accumulated other comprehensive income	1,324	19,928	(19,928)	K	1,324
Common stock held in treasury, at cost	(29)	—	—		(29)

Total stockholders equity	451,606	142,691	(142,691)		451,606

Total liabilities and stockholders’ equity	$807,863	$282,996	$43,240		$1,134,099

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated balance sheet.

Unaudited Pro Forma Condensed Consolidated Statement Of Operations

For The Year Ended December 31, 2006

(In thousands except per share data)

	Syniverse Holdings, Inc. Historical	BSG Wireless Historical	Pro Forma Adjustments		Syniverse Holdings, Inc. Pro Forma
Revenues	$337,019	$43,354	$—		$380,373

Costs and expenses:
Cost of operations	134,641	203	—		134,844
Sales and marketing	25,446	—	—		25,446
General and administrative	58,508	20,036	—		78,544
Depreciation and amortization	41,172	14,215	(3,242)	L	52,145
Restructuring	1,006	2,361	—		3,367

	260,773	36,815	(3,242)		294,346

Operating income	76,246	6,539	3,242		86,027
Other income (expense), net:
Interest income	1,824	277	—		2,101
Interest expense	(27,328)	(8,902)	(11,028)	M	(47,258)
Loss on extinguishment of debt	(924)	(16,462)	16,462	N	(924)
Other, net	332	(74)	—		258

	(26,096)	(25,161)	5,434		(45,823)

Income (loss) from operations before income taxes	50,150	(18,622)	8,676		40,204
Provision for (benefit from) income taxes	(39,564)	(3,712)	3,375	O	(39,901)

Net income (loss)	89,714	(14,910)	5,301		80,105
Convertible preferred equity certificate dividend	—	(6,875)	6,875	P	—

Net income (loss) applicable to common stockholder	$89,714	$(21,785)	$12,176		$80,105

Net income per common share:
Basic	$1.34				$1.20

Diluted	$1.33				$1.19

Weighted average shares outstanding:
Basic	66,943				66,943

Diluted	67,298				67,298

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated statement of operations.

Unaudited Pro Forma Condensed Consolidated Statement Of Operations

For The Nine Months Ended September 30, 2007

(In thousands except per share data)

	Syniverse Holdings, Inc. Historical	BSG Wireless Historical	Pro Forma Adjustments		Syniverse Holdings, Inc. Pro Forma
Revenues	$276,031	$37,629	$—		$313,660

Costs and expenses:
Cost of operations	102,100	188	—		102,288
Sales and marketing	21,947	—	—		21,947
General and administrative	41,920	16,394	—		58,314
Depreciation and amortization	31,864	12,154	(2,161)	L	41,857
Restructuring	2,236	—	—		2,236

	200,067	28,736	(2,161)		226,642

Operating income	75,964	8,893	2,161		87,018
Other income (expense), net:
Interest income	1,351	412	—		1,763
Interest expense	(18,748)	(4,799)	(10,068)	M	(33,615)
Other, net	38	(310)	—		(272)

	(17,359)	(4,697)	(10,068)		(32,124)

Income from operations before income taxes	58,605	4,196	(7,907)		54,894
Provision for income taxes	22,812	209	(3,076)	O	19,945

Net income	35,793	3,987	(4,831)		34,949
Convertible preferred equity certificate dividend	—	(5,465)	5,465	P	—

Net income (loss) applicable to common stockholder	$35,793	$(1,478)	$634		$34,949

Net income per common share:
Basic	$0.53				$0.52

Diluted	$0.53				$0.52

Weighted average shares outstanding:
Basic	67,298				67,298

Diluted	67,467				67,467

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated statement of operations.

Notes To The Unaudited Pro Forma

Condensed Consolidated Financial Statements

(Dollars in thousands)

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements of Syniverse Holdings, Inc. (“Syniverse”) are based on the historical financial statements of Syniverse and BSG Wireless and have been prepared to illustrate the effect of the BSG Wireless acquisition. The unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to the BSG Wireless acquisition as if it had occurred on September 30, 2007. The pro forma unaudited condensed consolidated statements of income for the year ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the BSG Wireless acquisition as if it had occurred on January 1, 2006.

2. BSG Wireless Acquisition

On April 1, 2007, we entered into a definitive share purchase agreement to acquire BSG Wireless from Billing Services Group Limited for $290 million in cash (which included debt repaid at closing). We financed the purchase price for this acquisition by drawing down on the $160 million delayed draw term loan facility and $130 million equivalent Euro-denominated delayed draw term loan facility that are part of the amended and restated credit facility that we entered into in on August 9, 2007.

The following table sets forth the sources and uses of funds in connection with our BSG Wireless acquisition and the preliminary purchase price allocation included in the September 30, 2007 pro forma balance sheet.

The summary of the sources and uses of funds for the acquisition is as follows:

Sources of funds:
Delayed draw term loan	$160,000
Euro-denominated delayed draw term loan	130,000
Cash from Syniverse	13,788

$303,788

Uses of funds:
Purchase price for BSG Wireless acquisition	$174,709
Repayment of BSG Wireless’ indebtedness, including accrued interest	115,291
Deferred financing costs	7,180
Acquisition costs	6,608

Total funds disbursed	$303,788

The preliminary allocation of the purchase price is as follows:

Amount
Purchase price allocation:
Cash	$17,576
Accounts receivables	9,469
Property and equipment	770
Other assets	1,182
Software	13,610
Goodwill	229,537

Identifiable intangibles:
Customer relationship	60,700

Total assets	332,844
Accounts payable	(645)
Other accrued liabilities	(14,246)
Deferred tax liabilities	(15,418)
Pension liabilities	(5,927)

Total purchase price	(296,608)
Deferred financing costs	(7,180)

Total estimated funds disbursed	$(303,788)

We are in the process of obtaining and reviewing information and refining the purchase price allocation information as well as obtaining third-party valuations of certain tangible and intangible assets and other third-party reports to assist in estimating the fair value of acquired assets and liabilities. Additionally, we are still evaluating the income tax attributes of BSG that we will be acquiring. As a result, the purchase price allocation is not yet finalized and preliminary estimates and assumptions are subject to change.

3. Pro Forma Adjustments

The pro forma adjustments give effect to the BSG Wireless acquisition, the borrowings under our delayed draw term loan and the Euro-denominated delayed draw term loan, the repayment of BSG Wireless’ existing indebtedness, and the payment of fees and expenses relating to these transactions. The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

A.	Reflects payment by Syniverse of direct acquisition costs of $6,608 and deferred financing fees of $7,180.

B.	Reflects the repayment of BSG Wireless’ historical related-party receivable and payable.

C.	Reflects the purchase accounting adjustment to eliminate BSG Wireless’ historical net book value of software included in property and equipment leaving the remainder of BSG Wireless’ property and equipment at its net book value which is believed to approximate fair value.

D.	Reflects the preliminary purchase price adjustment of $13,610 to record the estimated fair value of acquired software described in Note 2 above.

E.	Reflects the elimination of BSG Wireless’ historical deferred financing costs of $2,287 and the recording of deferred financing cost of $7,180 related to the $290,000 delayed draw term loan to fund the BSG Wireless acquisition.

F.	Reflects the elimination of BSG Wireless’ historical goodwill of $198,275 and the recording of goodwill of $229,537 resulting from the BSG Wireless acquisition.

G.	Reflects the elimination of BSG Wireless’ historical customer relationship intangible asset of $23,426 and the recording of the estimated fair value of the customer relationship intangible asset of $60,700 resulting from the BSG Wireless acquisition.

H.	Reflects the payment of BSG Wireless’ historical accrued interest of $467 on its indebtedness and assumed liabilities and estimated employee severance of $9,163.

I.	Reflects the repayment of the long-term portion of BSG Wireless’ historical long-term debt of $108,617 and current portion of its long-term indebtedness of $6,207 net of the current portion of our additional borrowings of $290,000 under the delayed draw term loan to fund the BSG Wireless acquisition allocated between the current portion of $2,900 and long-term portion of $287,100.

J.	Reflects the purchase accounting adjustment of $8,924 to record the estimated deferred tax liabilities related to the BSG Wireless acquisition.

K.	Reflects the elimination of BSG Wireless’ historical equity and retained deficit accounts.

L.	Reflects the decrease in amortization expense based on the estimated fair value of capitalized software and customer intangible asset acquired for the year ended December 31, 2006 and the nine months ended September 30, 2007.

	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
Decrease related to BSG Wireless’ historical amortization expense	$(12,708)	$(9,261)
Increase related to amortization expense on estimated fair value of intangible assets resulting from the acquisition	9,466	7,100

	$(3,242)	$(2,161)

The estimated amortization expense is based on the estimated fair values for acquired software of $13,610 and customer relationship intangible asset of $60,700. Both amounts are based on preliminary estimates by the third-party appraiser engaged by us, and are subject to change. Each $1.0 million change in the estimated fair value of the software and customer relationship intangible asset will result in changes in amortization expense of $200 and $111, respectively.

M.	Reflects the increase in interest expense and amortization of deferred financing costs for the year ended December 31, 2006 and the nine months ending September 30, 2007 resulting from the additional borrowings of $290,000 under the delayed draw term loan to fund the acquisition of BSG Wireless as follows:

	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
Decrease related to BSG Wireless’ historical interest expense	$8,902	$4,799
Increase related to interest expense on additional borrowings under delayed draw term loan	(19,930)	(14,867)

	$(11,028)	$(10,068)

We assumed a 6.19% (LIBOR plus 2.5% based on the rates in effect at February 8, 2008) interest rate on the amended and restated credit facility for calculating the pro forma interest expense. As of February 8, 2008, a change of  1/8% in the interest rate would result in an approximate change in the interest expense of $581 and $398 for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively. The deferred financing cost related to the delayed draw term loan is amortized using the effective interest method over the period until the facility matures.

N.	Reflects elimination of BSG Wireless’ historical loss on debt extinguishment which would not have occurred if the BSG Wireless acquisition had been consummated on January 1, 2006.

O.	Reflects the estimated tax effect of pro forma adjustments related to the acquisition.

P.	Reflects elimination of BSG Wireless’ historical preferred equity certificate dividend.